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                                                                     EXHIBIT 8.2

               [McGuire, Woods, Battle & Boothe LLP Letterhead]


                                 May 22, 1998



CSX Trade Receivables Corporation
CSXT Trade Receivables Master Trust
Route 688
P.O. Box 87
Doswell, Virginia 23047


                      CSXT Trade Receivables Master Trust
                 Trade Receivables Participation Certificates
                                 Series 1998-1
                                 -------------


Ladies and Gentlemen:

     We have acted as special Virginia tax counsel to CSX Trade Receivables Corporation (the "Company") and CSXT Trade Receivables Master Trust (the "Trust") (collectively, the "Co-Registrants"), in connection with the issuance by the Trust of the Trade Receivables Participation Certificates, Series 1998-1 (the "Certificates"). The Certificates represent undivided beneficial ownership interests in the Trust formed pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of October 27, 1993, as amended and supplemented as of the date hereof (the "Pooling and Servicing Agreement"), among the Company, as Seller, CSX Transportation, Inc., as Servicer, and The Chase Manhattan Bank, as Trustee (the "Trustee"). Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement or the Prospectus (as defined below).

     In rendering the opinions expressed herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Pooling and Servicing Agreement, (ii) the Series 1998-1 Supplement to the Pooling and Servicing Agreement, (iii) the prospectus (the "Prospectus") and the prospectus supplement (the "Supplement") forming a part of the Registration Statement on Form S-3 (the "Registration Statement") as filed by the Co-Registrants with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), (iv) the opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain federal income tax issues, filed as Exhibit 8.1 to the Registration Statement, and (v) specimens of the certificated interests in the Trust.

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May 22, 1998
Page 2


     Based upon the foregoing, and subject to the matters discussed under the headings "State Tax Consequences -- General" and "State Tax Consequences -- Virginia" in the Prospectus, we are of the opinion that:

     (1) If the Certificates are treated as indebtedness for federal income tax purposes they also will be treated as indebtedness for Virginia income tax purposes;

     (2) If the Certificates are treated for federal income tax purposes as interests in a partnership they will also be treated as partnership interests for Virginia income tax purposes; and

     (3) The discussion of the Virginia state tax issues set forth in the Prospectus under the heading "State Tax Consequences -- Virginia", insofar as it contains or refers to statements of Virginia law or legal conclusions relating thereto, is accurate in all material respects.

     This opinion letter is based on the facts and circumstances set forth in the Prospectus, the Supplement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the headings "State Tax Consequences -- General" and "State Tax Consequences -- Virginia" in the Prospectus. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

     No one other than you is entitled to rely on the opinions expressed herein. This opinion is not intended to be used in any transaction other than the one described above and is being delivered to you with the understanding that neither it nor its contents may be published, communicated or otherwise made available, in whole or in part, to any other person or entity without, in each instance, our specific prior written consent.

                                Very truly yours,



                                /s/ McGuire, Woods, Battle & Boothe LLP